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EXHIBIT 23.2 - CONSENT OF PERRELLA & ASSOCIATES, P.A.

April 9, 2002

To the Board of Directors of
Technology Connections, Inc.
13777 Ballantyne Corporate Park - Suite 250
Charlotte, NC  28277

Gentlemen:

We hereby consent to the use of our audit report of the balance sheet of Technology Connections, Inc. as of December 31, 2001 and the related statement of operations, stockholders' deficit, and cash flows for the period from inception (May 18, 2001) to December 31, 2001 in the Registration Statement on Form SB-2 of Technology Connections, Inc. dated April 9, 2002.

/s/ Perrella & Associates, P.A.
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Perrella & Associates, P.A.